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                                   EXHIBIT 14
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                       97
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated February 20, 2004, accompanying the financial statements and financial highlights of the Navellier Aggressive Growth Portfolio, a series of shares of The Navellier Performance Funds, appearing in the Annual Report to Shareholders for the year ended December 31, 2003, which is incorporated by reference in the Pre-Effective Amendment to the Registration Statement on Form N-14 of The Navellier Performance Funds. We have also issued our report dated February 20, 2004, accompanying the financial statements and financial highlights of the Navellier Aggressive Micro Cap Portfolio, a series of shares of The Navellier Performance Funds, appearing in the Annual Report to Shareholders for the year ended December 31, 2003, which are incorporated by reference in the Pre-Effective Amendment to the Registration Statement on Form N-14 of The Navellier Performance Funds. We consent to the use of the aforementioned report and to the references to our Firm in the Registration Statement.

                                /s/ TAIT, WELLER & BAKER
                                -----------------------------
                                TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

July 6, 2004

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